EXHIBIT 23.1.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Radium Ventures, Inc.
Vancouver BC, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on to Form SB-2 of our report dated June 25, 2002, relating to the financial statements of Radium Ventures, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Malone & Bailey, PLLC
Houston, Texas
September 10, 2002